Certification under Rule 466

The depositary, Deutsche Bank Trust Company Americas, represents and certifies the following:

(1)
That it previously had filed a registration statement on Form F-6 (Just Eat Takeaway.com N.V, 333-255550) that the Securities and Exchange Commission declared effective, with terms of deposit identical to the terms of deposit of this Post-Effective Amendment No. 3 to Form F-6 Registration Statement.

(2)	That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

By:	DEUTSCHE BANK TRUST COMPANY AMERICAS, as Depositary

By:	/s/ Michael Fitzpatrick
Name:	Michael Fitzpatrick
Title:	Vice President

By:	/s/ Beverly George-Prowell
Name:	Beverly George-Prowell
Title:	Vice President